SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2005

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

420 Lexington Avenue, Suite 408 New York, New York (Address of principal executive offices)	10170 (Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
____________________________________________________________________________________________________________________________

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a November 4, 2005 Form 8-K, SIGA Technologies, Inc., a Delaware corporation (“SIGA”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated November 2, 2005, with Iroquois Master Fund Ltd., Cranshire Capital, L.P., Omicron Master Trust, and Smithfield Fiduciary LLC (such investors, collectively, the “Investors”), for the issuance and sale of 2,000,000 shares of SIGA’s common stock at $1.00 per share for aggregate consideration of $2,000,000 and certain warrants (the “Warrants”). The investors were also entitled to purchase additional shares of SIGA’s common stock (the “Additional Investment Right”) for a gross amount of up to $2,000,000 at an initial price of $1.10 per share for a period of 90 trading days following the effectiveness of a registration statement.

On December 9, 2005, SIGA was verbally notified by The Nasdaq Stock Market that it was in violation of the shareholder approval rules set forth Marketplace Rule 4350(i)(1)(D)(ii) (the “Rule”) because the share issuance cap found in the Warrant and Additional Investment Right agreements was not in compliance with IM-4350-2, which requires a share issuance cap to apply for the life of the transaction unless shareholder approval is obtained.

Subsequently, on December 13, 2005, SIGA provided The Nasdaq Stock Market with copies of signed amended and restated Warrant and Additional Investment Right agreements, which evidence a share issuance cap which complied with IM-4350-2.

As a result, on December 30, 2005, SIGA received a letter from The Nasdaq Stock Market informing it that The Nasdaq Stock Market had determined, based on the above described actions that SIGA had regained compliance with the Rule and that the matter was now closed.

On January 5, 2006, SIGA issued a press release relating to the above described matter. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated January 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

Date: January 5, 2006	By:	/s/ Thomas N. Konatich
Thomas N. Konatich
Title: Chief Financial Officer

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